[LETTERHEAD] PEGASYSTEMS INC.



Dear Stockholder:

     We cordially invite you to attend our 1997 Annual Meeting of Stockholders on Tuesday, May 13, 1997 at Fleet National Bank, 75 State Street, Conference Room F/G-8th Floor, Boston, Massachusetts. Please join us for a pre-meeting continental breakfast at 10:00 a.m. The Meeting will commence at 10:30 a.m.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the Meeting in accordance with your instructions. Even if you plan to attend the Meeting, we urge you to sign and return promptly the proxy card. You can revoke it at any time before it is exercised at the Meeting, or vote your shares personally if you attend the Meeting.

     We look forward to seeing you on May 13, 1997.

                                                        Sincerely,

                                                        /s/ Alan Trefler

                                                        Alan Trefler
April 9, 1997                                           President

                                PEGASYSTEMS INC.
                                101 Main Street
                              Cambridge, MA 02142

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 13, 1997

To The Stockholders of Pegasystems Inc:

     Notice is hereby given that the Annual Meeting of Stockholders of Pegasystems Inc. (the "Company") will be held at Fleet National Bank, 75 State Street, Conference Room F/G-8th Floor, Boston, Massachusetts, on Tuesday,
May 13, 1997 at 10:30 a.m., local time, for the following purposes:

     1. To re-elect two members of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To ratify the Board of Directors' selection of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1997.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on the record date, March 24, 1997, will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Meeting in person if possible. Whether you plan to attend the Meeting or not, please fill out, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose. The proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                           By Order of the Board of Directors

                                           /s/ Alan Trefler

                                           Alan Trefler
April 9, 1997                              Clerk

                                PEGASYSTEMS INC.

                                101 Main Street
                              Cambridge, MA 02142

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 13, 1997

     This Proxy Statement is furnished to the holders of the Common Stock, $.01 par value (the "Common Stock"), of Pegasystems Inc. (the "Company") in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held at Fleet National Bank, 75 State Street, Conference Room F/G-8th Floor, Boston, Massachusetts, on Tuesday, May 13, 1997 at 10:30 a.m., local time, and at any adjournment(s) thereof. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     This Proxy Statement, the enclosed proxy and Annual Report to Stockholders for the year ended December 31, 1996, are being mailed to the stockholders on or about April 9, 1997. The Annual Report does not constitute any part of this Proxy Statement.

     The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

     Only stockholders of record of the Company's 28,418,800 shares of Common Stock outstanding as of the close of business on the record date, March 24, 1997, will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting or any adjournment(s) thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Shares voted to abstain or to withhold as to a particular matter as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes. Under the Company's By-Laws, such shares will not be deemed to be voting on such matter, and therefore will not be the equivalent of negative votes as to such matter. Votes will be tabulated by the Company's transfer agent subject to supervision of persons designated by the Board of Directors as inspectors.

     The affirmative vote of the holders of a plurality of the shares represented at the Meeting, at which a quorum is present, is required for the election of Directors. Approval of other matters before the Meeting will require the affirmative vote at the Meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of February 15, 1997, with respect to the beneficial ownership of Common Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each Director of the Company,
(iii) the CEO and the five other most highly compensated executive officers and
(iv) all executive officers and Directors of the Company as a group. To the knowledge of the Company, based on information provided by such owners, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent authority is shared by spouses under applicable law.

Name of                            Number of Shares        Percentage of Shares
Beneficial Owner                   Beneficially Owned (1)  Beneficially Owned
----------------                   ----------------------  ------------------

Alan Trefler                             21,541,100            75.8%

Joseph J. Friscia (2)                       128,000              *

Clifford R. Balzer                             --                --

Michael R. Pyle (2)                          79,600              *

Ira Vishner                                 222,200              *

Kenneth W. Olson                            290,000             1.0

Edward A. Maybury (2)                         3,200              *

Edward B. Roberts                             5,000              *

Leonard A. Schlesinger                         --                --

Thomas E. Swithenbank                          --                --


All executive officers and Directors

 as a group (11 persons) (3)             22,287,100            77.8%

-----------
* Represents beneficial ownership of less than 1% of the outstanding Common
Stock.

(1) The number of shares of Common Stock deemed outstanding includes (i) 28,407,100 shares of Common Stock outstanding as of February 15, 1997 and
     (ii) shares issuable pursuant to outstanding options held by the respective person or group which are exercisable within 60 days of February 15, 1997, as set forth below.

(2) Consists solely of shares of Common Stock subject to stock options exercisable within 60 days of February 15, 1997.

(3) Includes 228,800 shares of Common Stock subject to stock options exercisable within 60 days of February 15, 1997.

                             ELECTION OF DIRECTORS

                               (Item 1 of Notice)

     There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 1997, 1998 and 1999 annual meetings of stockholders. The Board has nominated Thomas E. Swithenbank and Alan Trefler, whose terms are expiring, for re-election. Messrs. Swithenbank and Trefler have consented to serve, if elected at the Meeting, for three-year terms expiring at the time of the 2000 annual meeting of stockholders and when their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect Messrs. Swithenbank and Trefler unless such authority is withheld by marking the proxy to that effect. Messrs. Swithenbank and Trefler have agreed to serve, but in the event either shall unexpectedly become unavailable for election, the proxy, unless authority has been withheld as to such nominee, may be voted for election of a substitute. Proxies may not be voted for more than two persons.

    THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES AS DIRECTORS.

     The following information is furnished with respect to the nominees for election as Directors and each other Director.

         NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2000

     Thomas E. Swithenbank, 52, has been a Director of the Company since June 1996. Since 1990, he has been President and Chief Executive Officer of Harte-Hanks Data Technologies, a computer software and servicing company specializing in database marketing systems. Prior thereto, Mr. Swithenbank was President of International Data Corporation, a world-wide computer marketing consulting firm. Mr. Swithenbank has an A.B. from Harvard University and an M.B.A. from the Harvard Business School.

     Alan Trefler, 40, a founder of the Company, has served as President and Clerk and has been a Director since the Company's organization in 1983. Prior thereto, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a degree in economics and computer science from Dartmouth College.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

     Edward A. Maybury, 57, has been a Director of the Company since its organization in 1983. Since July 1991, he has served as a Director, and from July 1991 through May 1993 was the President and Chief Executive Officer, of Creative Systems, Inc., a software and services company. Prior thereto, Mr. Maybury was the Chief Executive Officer of Data Architect Systems, Inc., a software and services company.

     Leonard A. Schlesinger, 44, has been a Director of the Company since June 1996. He has been a Professor of Business Administration at the Harvard Business School since 1988, where he is chairman of the Service Management Group, an interdisciplinary faculty group that focuses on customer service. Professor Schlesinger is also a Director of Limited, Inc., a clothing retailer, and Borders Group, Inc., a book and movie store chain.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

     Edward B. Roberts, 61, has been a Director of the Company since June 1996. Since 1961, he has been the David Sarnoff Professor of Management of Technology at the Massachusetts Institute of Technology. He was co-founder and chairman, from 1963 until June 1995, of Pugh-Roberts Associates, Inc., an international management consulting firm specializing in strategic planning and technology management. In addition, Dr. Roberts co-founded and is a Director of Medical Information Technology, Inc., a provider of hospital information systems. Dr. Roberts is also a Director of Advanced Magnetics, Inc., a medical imaging company, and Selfcare, Inc., a manufacturer of home medical diagnostic products, and is a general partner of Zero Stage Capital, a venture capital firm.

     Ira Vishner, 43, a founder of the Company, has served as Vice President of Corporate Services, Treasurer and Chief Financial Officer of the Company since 1983 and has been a Director since 1994. Prior to 1983, he worked in the executive offices of TMI Systems Corporation where he was responsible for corporate planning, financial analysis and product marketing. Mr. Vishner holds an S.B. in Mathematics from the Massachusetts Institute of Technology.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Company's Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for nominating the Company's independent auditors for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent auditors and reviewing the financial statements of the Company. Messrs. Maybury and Roberts are currently the members of the Audit Committee. The Audit Committee met one time during 1996. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of the Company to the Board of Directors and for administering the Company's stock plans. Messrs. Maybury and Schlesinger are currently the members of the Compensation Committee. The Compensation Committee met one time during 1996.

     During 1996, the Board of Directors of the Company held four meetings. Each incumbent Director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTOR COMPENSATION

     Each non-employee Director of the Company receives $1,000 for every Board or committee meeting attended. The Company also reimburses non-employee Directors for expenses incurred in attending Board meetings. In addition, non-employee Directors of the Company are eligible to receive stock options under the 1996 Non-Employee Director Stock Option Plan. No other compensation is paid to Directors for attending Board or committee meetings. Messrs. Maybury, Roberts, Schlesinger and Swithenbank are currently the non-employee Directors of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1996 and 1995 by (i) the Company's Chief Executive Officer and (ii) the five most highly compensated other executive officers during 1996 (collectively, the "Named Executive Officers"):

                           Summary Compensation Table

                                                    Annual Compensation (1)
                                                    ----------------------    All Other
Name and Principal Positions                 Year   Salary ($)   Bonus ($)   Compensation
------------------------------------------  ------  ---------- -----------   ------------
Alan Trefler                                 1996  $188,333(2) $38,759 (3)   $15,000 (4)
President                                    1995   171,250     23,545 (5)           --

Joseph J. Friscia                            1996   125,000     94,730 (6)           --
Vice President of Sales and Marketing        1995   124,583     24,154 (7)           --

Clifford R. Balzer                           1996   122,083     12,816 (9)     4,483 (4)
Vice President of Reengineering              1995     9,195            --            --
 and Client Services (8)

Michael R. Pyle                              1996   111,250     41,285 (10)          --
Vice President of Applications Development   1995   102,083     23,044 (5)           --

Ira Vishner                                  1996   110,667     30,169 (10)          --
Vice President of Corporate Services,        1995   100,500     16,892 (5)     8,483 (4)
 Treasurer, Chief Financial Officer

Kenneth W. Olson                             1996   105,583     27,365 (10)           --
Vice President of Technical Development      1995    98,083     13,118 (5)    30,000 (4)
----------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers for 1996 and 1995.

(2) Includes $8,333 earned between August and December 1996 and paid in February 1997.

(3) Represents bonus earned between July 1995 and June 1996 and paid in February 1997. Bonus, if any, for the period from July 1996 through June 1997 has not yet been determined.

(4)  Represents payments in lieu of paid days off.

(5)  Represents bonus earned between July 1994 and June 1995 and paid in 1995.

(6)  Represents bonus earned in 1996 and paid in February 1997.

(7) Represents bonus earned in 1995 and paid in February 1996. Does not include a bonus of $66,650 earned in 1994 and paid in February 1995.

(8)  Mr. Balzer joined the Company in December 1995.

(9) Represents bonus earned between December 1995 and June 1996 and paid in 1996. Bonus, if any, for the period from July 1996 through June 1997 has not yet been determined.

(10) Represents bonuses earned between July 1995 and June 1996 and paid in 1996. Bonuses, if any, for the period from July 1996 through June 1997 have not yet been determined.

Option Grants

     No stock options or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1996.

Aggregated Option Exercises and Year-End Option Table

     The following table sets forth certain information concerning options exercised during 1996 and the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 1996.

   Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                                                    Number of Shares          Value of Unexercised
                                                  Underlying Unexercised      In-the-Money Options
                                                  Options at Year-End (1)     at Year-End ($) (2)
                                              ---------------------------- ---------------------------
                        Shares       Value
                     Acquired on   Realized
  Name               Exercise (#)     ($)     Exercisable  Unexercisable   Exercisable   Unexercisable
-------------------- ------------- ---------- ------------ --------------- ------------- -------------
Alan Trefler               --           --           --              --             --              --

Joseph J. Friscia      36,000     $420,240      198,000     162,000 (3)     $5,900,070      $4,827,330

Clifford R. Balzer         --           --       12,000      48,000 (4)        356,860       1,427,440

Michael R. Pyle        64,800      756,432      129,600     129,600 (3)      3,861,864       3,861,864

Ira Vishner                --           --           --              --             --              --

Kenneth W. Olson           --           --           --              --             --              --

----------------

(1) The exercise price of the unexercised options held by Messrs. Friscia and Pyle is approximately $0.33 per share and of the unexercised options held by Mr. Balzer is approximately $0.39 per share.

(2) The closing sale price of the Common Stock on December 31, 1996 was $30.125.

(3) These options vest in equal installments on December 29, 1997, 1998 and 1999.

(4) These options vest in equal installments on December 29, 1997, 1998, 1999 and 2000.

                              CERTAIN TRANSACTIONS

     Since December 31, 1995 there have been no transactions involving more than $60,000, nor are any proposed, between the Company and any executive officer, Director, 5% beneficial owner of the Company's Common Stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

        The Company has adopted a policy whereby all future transactions between the Company and its officers, Directors, principal stockholders and their affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors. No such transactions are currently being considered.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of or consultants to the Company. The Committee, which as of April 9, 1997 consisted of Edward A. Maybury and Leonard A. Schlesinger, is responsible for recommending compensation and benefits for the executive officers of the Company to the Board of Directors and for administering the Company's stock plans. The Committee determines the compensation for the President. The Committee and the President together determine the compensation for the other executive officers of the Company.

Compensation Philosophy

     The objectives of the Committee are to provide an executive compensation program that aligns executive compensation with the achievement of specific company goals. The Committee believes that executive compensation should also reflect the value that an individual adds to the Company and that executive compensation should enable the Company to attract and retain key employees in an increasingly competitive industry environment.

Compensation Components

     There are two compensation components for executive officers: cash compensation in the form of salary and merit pay, and non-cash compensation in the form of stock options.

     Salary. Cash compensation in the form of salary is intended to reflect an executive's knowledge, skills, and level of responsibility as well as the economic and business conditions affecting the Company. The salary of each executive was determined by the Committee in part by analyzing the 1994 - 1995 Culpepper Surveys on Software Industry Executive and Administrative Pay, an annually-published compensation survey, and other published surveys (the "Surveys"), and in addition, as a result of the Committee making an assessment of an executive's individual personal performance with respect to his attainment of specific predetermined company goals.

     Merit Pay. Merit pay reflects the financial valuation of each executive's individual contribution to the Company over the review period. An executive's ability to achieve closure on critical projects, to attain required results, and to contribute positively to Company tone in the process are critical to ensuring the strong financial performance of the Company as a whole, and thus helps define the executive's financial value even though this value is measured independently of the Company's general performance. Awards of merit payments are made at the discretion of the Board of Directors, based upon their opinions of executives' respective contributions to the Company. There is no pre-set amount allocated and available in a "merit pay pool" for executive officers. Awards have generally been made in connection with annual salary reviews.

     Stock Options. The Committee uses stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by taking into consideration factors such as number of stock options previously granted to an executive, the executive's remaining options exercisable and the value of those stock options, as compared to the anticipated value that an executive will add to the Company in the future. Stock options are not necessarily granted to executives on an annual basis, and none were granted to executive officers during 1996, except to one executive officer who joined the Company during the year.

Compensation of the President and All Other Executive Officers

     The Committee, in its consideration of the salary, merit pay and stock option components of compensation for 1996 for the President and all other executive officers, made reference to the Surveys, which it believes represent compensation data from companies that are similar in nature to the Company. The salary, merit pay and stock option components of compensation that was determined for the President and all other executive officers was comparable with companies found in the Surveys.

     Mr. Trefler's annual salary compensation increased from $171,250 in 1995 to $188,333 in 1996. This increase was largely attributable to Mr. Trefler's significant contribution to the Company's financial performance in 1996.

The Surveys and the Pegasystems Inc. Performance Graph

     The companies included in the Surveys differ from the companies included in the Goldman Sachs Technology Software Index, which is included in the Performance Graph following this report, in that the Goldman Sachs Technology Software Index includes only a select number of public companies which sell software, while the Surveys include public as well as private companies which sell software and integrated turnkey systems, and is therefore broader in scope. The Committee made reference to the Surveys in establishing executive compensation because the Surveys include companies that are in the software industry, as is the Company, and contain a broader range of companies that are likely to compete for the services of the Company's executive officers. For these reasons the Committee believes that Goldman Sachs Technology Software Index is an appropriate basis for comparing stock performance and the Surveys are an appropriate basis for determining compensation.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. The Company currently intends to structure its stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of
Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deduction might be at such time, if ever, as that threshold is within range of any executive officer.

Meetings of the Compensation Committee

     The Committee met on September 26, 1996 and February 19, 1997 to determine the merit pay component of compensation for executive officers for 1996.

                                        Compensation Committee

                                        Edward A. Maybury
                                        Leonard A. Schlesinger

Compensation Committee Interlocks and Insider Participation

     Prior to May 1996, decisions concerning compensation of executive officers were made by the Board of Directors which included Mr. Trefler, the President of the Company, and Mr. Vishner, a Vice President and the Chief Financial Officer of the Company. In May 1996, the Company established the Compensation Committee. No executive officer of the Company has served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Company's Board of Directors or Compensation Committee.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following performance graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 18, 1996 (the date the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934) in each of the Common Stock of Pegasystems Inc., the Nasdaq Stock Market Index (a broad market index) and the Goldman Sachs Technology Software index ("GSTITM + Software") (a published industry index). The Company paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

[LINE CHART]
                                            7/18/96    12/31/96
                                            -------    --------
Pegasystems Inc.                             $100       $251.04
Nasdaq Stock Market Index - US companies     $100       $116.16
GSTI Software                                $100       $115.50

[/LINE CHART]

     The Report of the Compensation Committee on Executive Compensation and the Comparison of Cumulative Total Stockholder Return Information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

+ GSTI is a registered trademark of Goldman, Sachs & Co.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
                               (Item 2 of Notice)

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. The Board proposes that the stockholders ratify this selection. Ernst & Young LLP audited the Company's financial statements for the fiscal year ended December 31, 1996. The Company expects that representatives of Ernst & Young LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Ernst & Young LLP as the independent auditors for Pegasystems Inc. is not obtained at the upcoming Annual Meeting of Stockholders, the Board of Directors will reconsider its selection.

     The affirmative vote of a majority of the shares present or represented and entitled to vote and voting at the Meeting is required to ratify the selection of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file reports with the Securities and Exchange Commission (the "SEC") disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company.

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations that no other reports were required, during 1996, all such filing requirements were complied with, except that in 1996 one transaction by Edward A. Roberts, a Director of the Company, was reported late on Form 4.

                     STOCKHOLDER PROPOSALS FOR 1998 MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be presented on or before December 10, 1997 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Clerk. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

     The Company does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed proxy will be voted by the persons voting the proxies in accordance with their judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum, please fill out, sign, date and return your proxy promptly.

     A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ Alan Trefler

                                          Alan Trefler

April 9, 1997                             Clerk

                                PEGASYSTEMS INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation ("Pegasystems"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 1997, and hereby appoints Ira Vishner, Robert V. Jahrling, III and James W. Hackett, Jr., or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Pegasystems at the Annual Meeting of its stockholders to be held May 13, 1997 at Fleet National Bank, 75 State Street, Conference Room F/G-8th Floor, Boston, Massachusetts at 10:00 a.m., local time, or any adjournment or postponement thereof.


1.   ELECTION OF DIRECTORS:

     FOR all nominees listed below                  AGAINST all nominees
     (except marked to the contrary below) [  ]     listed below           [  ]


       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO
                   VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

NOMINEES: Thomas E. Swithenbank and Alan Trefler

              (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)





   --------------------------------------------------------------------------
                                 (continued and to be signed on reverse side)





--------------------------------------------------------------------------------

2. To ratify the selection of Ernst & Young LLP as independent auditors of Pegasystems for the fiscal year ending December 31, 1997.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSAL NO. 2.

      [  ]  FOR                [  ]  AGAINST                [  ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                      Dated ______________________________, 1997


                                      _________________________________________
                                      Signature


                                      _________________________________________
                                      Signature, if held jointly